Exhibit 10.3
Senior Executive Annual Incentive Compensation Plan
Fiscal 2015
Plan Overview
Awards under this Senior Executive Annual Incentive Compensation Plan ("Annual Plan") are granted under and governed by the terms and conditions of the Vera Bradley, Inc. 2010 Equity and Incentive Plan (the “2010 Plan”), as amended. Any term capitalized herein but not defined will have the meaning set forth in the 2010 Plan.
The Annual Plan is designed to give each eligible Participant (as defined in the attached Administrative Guidelines) an opportunity to share in the Company's success for the fiscal year ending January 31, 2015 (the "Performance Period"). The target incentive opportunity for the Performance Period is based on a percentage of each Participant's Base Salary (as defined herein). Each Participant's incentive opportunity is based on two independent performance measures: (1) corporate performance (made up of net revenue and operating income), and (2) performance to strategic objective goals.
The weighting of the independent performance measures relative to the total target incentive opportunity is outlined below:

Corporate Performance		Strategic Objective Performance
Net Revenue	Operating Income
35%	40%	25%
Corporate Performance
That portion of the payout which is contingent upon corporate performance is based on meeting two independent financial metrics, currently defined as net revenue and operating income weighted at 47% and 53%, respectively, of the corporate performance target. Assuming at least threshold levels are met during the Performance Period, the actual payout levels range from 25%-200% of target.

Net Revenue - 47% Weighting
Performance	Performance Level*	Payout %
Threshold	88%	25%
Target	100%	100%
Excellence	112%	200%

Operating Income - 53% Weighting
Performance	Performance Level*	Payout %
Threshold	88%	25%
Target	100%	100%
Excellence	112%	200%

* Payout levels are determined using linear interpolation for results falling between the three performance levels.

Strategic Objective Performance
Strategic objective performance payout is based on results as determined by the Board of Directors. Assuming threshold levels are met, the actual payout levels range from 0%-150% of target based on the schedule below. In order for the portion of the incentive payout tied to strategic objectives to occur, the Participant must have a minimum annual performance rating of 2.5 and must meet all other criteria set forth in the Administrative Guidelines.

Incentive Rating	Strategic Objectives Payout
Significantly Exceeded	150%
Exceeded	125%
Met All Expectations	100%
Met Most Expectations	75%
Did Not Meet Expectations	0%

Incentive Opportunity
As outlined in the Plan Overview (above), the target incentive opportunity is determined based on a percentage of each Participant's Base Salary (as defined below).

	Incentive Opportunity (Percent of Base Salary)
Participant Level	Threshold	Target	Excellence
Functional Management 6	25%	50%	93.8%
Functional Management 5	22.5%	45%	84.4%

The actual total annual incentive that can be earned under this Annual Plan is based on the level of both corporate and strategic objective performance achieved (as described above) and can range from 0% of the "Target" (for performance levels below the "Threshold" level) to a maximum of between 162.5% and 187.5% of the "Target" (for performance levels at or above the "Excellence" level), depending upon the Participant's position.
"Base Salary" is defined as the Participant's gross base salary (before taxes and deductions) paid by the Company to the Participant during the Performance Period.

Administrative Guidelines - Provide additional information regarding how the plan will be administered.

1.    The CEO direct reports at a level of Vice President, Senior Vice President and Executive Vice President are eligible to participate in this annual plan, except participants in any other annual incentive compensation plan, which shall be determined by the Compensation Committee, in the Committee’s sole discretion.
2.     Participation in this Annual Plan neither gives any employee the right to be retained as an employee nor limits the Company's right to discharge or discipline any employee.
3.    Annual incentive payments based upon corporate performance will become earned (i.e., vested) only if the Company achieves levels of "Net Revenue" and "Operating Income" (as defined below) over the Performance Period as approved by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).
(a)    Certification of Results. Before any Awards under the Annual Plan are deemed earned with respect to a Performance Period, the Compensation Committee shall certify, in accordance with Section 9.5 of the 2010 Plan, in writing (i) that the performance goals have been met for the Performance Period, and (ii) the calculation of "Operating Income" and "Net Revenue" for the Performance Period.
(b)    Definition of "Operating Income". For purposes of this Annual Plan, the term "Operating Income" means, with respect to the Performance Period related to any Awards, the Company's consolidated operating income, as determined in accordance with U.S. GAAP, adjusted to exclude the effects, as shown on the financial statements furnished as part of Form 8-K (announcing the Company's fiscal year-end financial results) for any fiscal year of the Company ending with or within the Performance Period, of (i) any acquisition during the Performance Period, including the amortization expense of intangible assets acquired during the Performance Period, (ii) material charges or income arising from litigation, (iii) corporate restructuring, asset impairment, or other special charges, and (iv) cumulative effect of changes to U.S. GAAP accounting.
(c)    Definition of "Net Revenue". For purposes of this Annual Plan, the term "Net Revenue" means, with respect to the Performance Period related to any Awards, the Company's consolidated net revenue, as determined in accordance with U.S. GAAP.
4.    All Participants will receive an award that is prorated based on Base Salary earned during the Performance Period.
In the event that a Participant joins the Company at any time during the final three fiscal months of the Performance Period, such participant will be eligible to receive an Award which is based solely upon the corporate performance portion, and which will be calculated based upon actual corporate performance and prorated as described in the preceding sentence.  Such a Participant shall not be eligible for the personal performance portion of the award.
7.    All goal attainment calculations will follow normal rounding guidelines (i.e., 93.1% to 93.49% = 93%; 93.5% to 93.9% = 94%).
8.    Payments under the Annual Plan will be paid in cash after the end of the Company's fiscal tax year but no later than the 15th day of the third month following the Company's fiscal tax year on which the annual incentives under this Annual Plan are based.

9.    The Company shall have the power and the right to deduct or withhold an amount sufficient to satisfy federal, state, and local taxes (including FICA obligations), domestic or foreign, and other deductions required to be withheld by law with respect to this Award.
10.    Record keeping and computation required by this Annual Plan will be subject to review by third-party auditors, and by the Compensation Committee.
11.    Interpretations, determinations, and actions regarding plan administration shall be made by the Compensation Committee. Any such determinations and any interpretation, rule, or decision under the Annual Plan or in carrying out or administering the Annual Plan, is final and binding for all purposes and upon all interested persons, their heirs, and personal representatives. The Company or its designee may rely conclusively on determinations made by the Company and its auditors to determine related information for purposes of administration of the Annual Plan, whether such information is determined by the Company, its auditors, or a third-party vendor engaged to provide such information to the Company.
12.    While it is the intent of the Company to continue this Annual Plan as stated herein, the Company reserves the right to amend or discontinue the plan at any time in its sole discretion.
13.    No Participant can assign, encumber or transfer any of his or her rights and interests under the Award described in this document, except, in the event of his or her death, by will or the laws of descent and distribution.
14.    The rights granted under this document are in all respects subject to the provisions of the 2010 Plan to the same extent and with the same effect as if they were set forth fully therein. If the terms of this document or the Award conflict with the terms of the 2010 Plan, the 2010 Plan will control.